As filed with the Securities and Exchange Commission on February 1, 2021

Registration No. 333-240177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-240177
UNDER THE SECURITIES ACT OF 1933
________________________________
MONITRONICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

__________________

Delaware	74-2719343
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1990 Wittington Place
Farmers Branch, Texas 75234
(972) 243-7443
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
__________________

Fred A. Graffam III
Executive Vice President and Chief Financial Officer and Assistant Secretary
1990 Wittington Place
Farmers Branch, Texas 75234
(972) 243-7443
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________

With a copy to:

David J Miller
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Telephone: (713) 546-5400
__________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 relates to Registration Statement No. 333-240177 on Form S-8 (the “Registration Statement”), filed by Monitronics International, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on July 29, 2020, pertaining to the registration of 2,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the Monitronics International, Inc. 2020 Incentive Award Plan (the “Plan”) and shares of the Common Stock that would have become issuable under the Plan by reason of any stock split, stock dividend, recapitalization, or other similar transaction.
    The Company has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Registration Statement is hereby amended to remove and withdraw from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized on February 1, 2021.

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
William E. Niles
Chief Executive Officer (principal executive officer)

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.
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